EXHIBIT 16(b)

        [LETTERHEAD OF WISS & COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS]

                                October 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Xechem International, Inc. (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report during the month of October, 2003.

We agree with the statements concerning our firm in such Form 8-K.

                                             Very truly yours,

                                             /s/ Wiss & Company LLP

                                             WISS & COMPANY LLP